Exhibit 3.1

(THE COMPANIES ACT, 2013)

(COMPANY LIMITED BY SHARES) ARTICLES OF ASSOCIATION OF

COFORGE LIMITED

CONSTITUTIONS OF THE COMPANY

1.	a) Save as reproduced herein, the regulations contained in Table 'F' in the First Schedule to the Companies Act, 2013 shall not apply to the Company.

b) Notwithstanding anything contained in these Articles, such provisions and regulations as may be prescribed by the legislature, as compulsory, by later enactments relating to Companies, shall have priority of observance under such circumstances.

INTERPRETATION CLAUSE

2.	The marginal notes hereto shall not affect the construction hereof, in these presents, unless there is something in the subject or context inconsistent therewith, Words and expressions contained in these regulations shall bear the same meaning as in the Act, or any statutory modification thereof.

a)	'The Act' means the Companies Act, 2013 and includes any reenactment or statutory modification thereof for time being.

b)	'The Board' or 'The Board of Directors' means a meeting of Directors duly called and constituted or as the case may be the Directors assembled at a Board Meeting or the requisite number of Directors entitled to pass a circular or resolution in accordance with these Articles.

c)	'The Company' or 'This Company' means COFORGE Limited.

d)	'Directors' means the Directors for the time being of the Company or as the case may be, the Directors assembled at a Board Meeting.

e)	‘Dividend’ includes interim Dividend.

f)	'Member' shall mean Members of the Company holding a share or shares of any class registered in the Share Register of the Company.

g)	'Month' shall mean a period of thirty days and a “Calendar month” means an English Calendar Month.

h)	' Office' means the Registered Office of the Company.

i)	‘Officer who is in default’ for the purpose of any provision in this Act shall have the same meaning as specified under section 2 (60) of the Act.

j)	‘Ordinary Resolution’ and ‘Special Resolution’ shall have the same meaning as specified under section 114 of the Act.

k)	'Paid up' or ‘share capital paid-up’ means such aggregate amount of money credited as paid-up as is equivalent to the amount received as paid up in respect of shares issued and also includes any amount credited as paid-up in respect of shares of the company, but does not include any other amount received in respect of such shares, by whatever name called.

l)	‘Person’ includes an individual, an association of persons or body of individual, whether incorporated or not and a firm.

m)	'Proxy' includes attorney duly constituted under a Power of Attorney.

n)	'These Presents' or 'Regulations' means these Articles of Association originally framed or altered from time to time and in force for the time being and include the Memorandum of Association where the context so requires.

o)	'The Seal' means the Common Seal for the time being of the Company.

p)	'Special Resolutions' shall have the meaning assigned thereto by Section 189 of the Act. 'Words' importing the masculine gender shall include the feminine gender and vice versa. Words importing the singular shall include the plural and words importing the plural shall include the singular.

q)	‘SEBI’ means The Securities and Exchange Board of India established under Section 3 of the Securities and Exchange Board of India Act, 1992.

r)	'Section' means Section of the Act, 2013 or any amendments thereof.

s)	‘Security’ means the securities as defined in clause (h) of section 2 of the Securities Contracts (Regulation) Act, 1956.

t)	'Year' means the calendar year and ‘Financial Year’ in relation to the Company means the period starting from 1st day of April and ending on the 31st day of March every year.

SHARE CAPITAL

3.	The Authorized Share Capital of the Company shall be such as given the Clause V of The Memorandum of Association or altered, from time to time. The Company shall have the power to increase or reduce such capital, from time to time in accordance with the regulations of the Company and the legislative provisions for the time being in force in this behalf and with the power to divide the shares in the capital of the Company for the time being, whether original of increased, and whether issued or not, into several classes, and to attach thereto respectively any preferential, qualified, special or deferred rights, privileges, and conditions as shall from time to time be determined by the Company in accordance with the Company's Articles of Association and the legislative provisions from time being in force in this behalf.

ALLOTMENT OF SHARES / SECURITIES

4.	Except as provided in Section 68 of the Act, no part of the funds of the Company shall be employed in the purchase of the Company's own shares or other specified securities.

5.	Subject to the provisions of the Act and these Articles, any bond, debentures, debenture stock or other Securities, may be issued at par, premium or otherwise and with any special rights, privileges and conditions as to redemption, surrender, drawings, allotment of Shares, as the Board may deem fit at a general meeting. Provided that the debentures with the right to allotment of or conversion into Shares shall not be issued except with the sanction of the Company in a General meeting and where at any time it is proposed to increase the subscribed capital of the Company by the allotment of further shares then subject to the provisions of Section 62 of the Act, the Board shall issue such shares in the manner set out in Section 62 of the Act.

6.	Except as ordered by a court of competent jurisdiction or as by Law required, the Company shall not be bound to, recognise any equitable, contingent, future or partial interest in any share or (except only as is by these Articles, otherwise expressly provided) any right in respect of a share/security other than an absolute right thereto, in accordance with these Articles, in the person from time to time registered as the holder thereof but the Board shall be at liberty at their sole discretion to register any share in the joint names of any two or more persons or the survivor or survivors of them.

7.	The Companies shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any trust, equitable, contingent future or partial interest in any fractional part of a share of (except only as is by these Articles otherwise expressly provided) and other right in respect of share other than an absolute right thereto in accordance with these Articles in the person from time to time registered as the holder thereof.

8.

a)	Every Member or allottee of shares shall be entitled without payment, to receive one or more certificates in marketable lots specifying the name of the person in whose favour it is issued, the shares to which it relates and the amount paid up thereon. Such certificate/s shall be issued only in pursuance of a resolution passed by the Board and on surrender to the Company of its letters of allotment or its fractional coupons of requisite value save in cases of issues, against letter of acceptance or of renunciation, or in cases of issues of bonus shares. Every such certificate/s shall be issued under the Seal of the Company which shall be affixed in the presence of two Directors and the Secretary or some other Authorised Person shall sign the certificate/s, provided that if the composition of the Board permits of it, atleast one of the aforesaid two Directors shall be a person other than a Managing or Wholetime Director. Particulars of every share certificate/s issued shall be entered in the Register of Members against the name of the person to whom it has been issued, indicating the date of issue.

b)	Any two or more joint allottees of share shall be treated as a Single Member for the purpose of this Article and the Certificate of any share, which, may be subject of joint ownership, may be delivered to any one of such joint owners on behalf of all of them. For any further certificate the Board shall be entitled, but shall not be bound to prescribe a charge not exceeding Rupees Twenty. The Company shall comply with the provisions of Section 46 of the Act.

c)	A Director may sign a Share Certificate by affixing his signature thereon by means of any machine, equipment or other mechanical means, such as engraving in metal or lithography, but not by means of a rubber stamp, provided that the Director shall be responsible for the safe custody of such machine, equipment or other material used for the purpose.

d)	If any certificate of any share or shares be surrendered to the Company for subdivision, split or consolidation into market units of trading or if any certificate be defaced, old, decrept, worn out or the cages in the reverse for recording transfer have been duly utilised, then, upon surrender thereof to the company the same to be cancelled, the Company shall Issue a new certificate in lieu thereof at free of charge.

e)	No fee shall be charged for the split, consolidation, renewal and pucca transfer receipt into denominations corresponding to the market units of trading, for renounceable letter of rights, for registration of any Power of Attorney, Probate, Letters of Administration Or Death Certificate or for similar other documents.

9.	The rules under "The Companies (Share Capital and Debentures) Rules, 2014 " shall be complied with, in the issue, reissue, renewal of Share Certificates and the form, sealing and signing of the certificates and records of the certificates, issues shall be maintained in accordance with the said rules.

10.	The Board of Directors may allot and issue shares of the Company as payment or part payment for any property purchased by the Company or in respect of goods sold or transferred or machinery or appliances, supplies or for services rendered to the Company in or about the formation of the Company or the acquisition and/or in the conduct of its business; and any shares which may be so allotted may be issued as fully/partly paid up shares and if so issued shall be deemed as fully/partly paid up shares.

11.	a) The Directors shall in making the allotments duly observe the provisions of the Act.

b)	The amount payable on application on each share shall not be less than 5% of the nominal value of the share or such other percentage or amount as may be specified by Securities Exchange Board by making regulations in this behalf.

c)	Nothing herein contained shall prevent the Directors from issuing fully paid up shares either on payment of the entire nominal value thereof in cash or in satisfaction of any outstanding debt or obligation of the Company.

12.	Subject to the provisions of Section 55 of the Act, the Company shall have the power to issue preference shares which are or at the option of the Company are liable to be redeemed and the resolution authorising such issue shall prescribe the manner, terms and conditions of redemption.

13.	On the issue of Redeemable Preference Shares under the provision of Article 12 hereof the following provisions shall take effect:

a)	No such shares shall be redeemed except out of profits of the Company which would otherwise be available for dividend or out of the proceeds of a fresh issue of shares for the purpose of the redemption.

b)	No such shares shall be redeemed unless they are fully paid.

c)	The premium, if any, payable on redemption must have been provided for out of the profits of the Company or the Company's share Premium Account before the shares are redeemed.

d)	Where any such shares are redeemed out of the profits of the company there shall, out of profits which would otherwise be available for dividend, be transferred to a reserve fund, to be called the "Capital Redemption Reserve Account", a sum equal to the nominal amount of the share redeemed and the provisions of the Act relating to the reduction of the share capital of the Company shall, except as provided in Section 66 of the Act apply as if the Capital Redemption Reserve Account were paid up share capital of the Company.

14.	The Company may at any time pay a commission to any person for subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares, debentures, or debenture stock of the Company or underwriting or procuring or agreeing to procure subscriptions (whether absolute or conditional) for shares, debentures or debenture stock of the Company so that the commission in respect of the shares shall be paid, the provisions of Section 40 and other statutory requirements shall be observed and complied with and the rate of commission shall not exceed 5% of the issue price of the shares, 2 1/2% of the price of the debentures or the debenture stock as the case may be, subscribed or to be subscribed. Such commission may be satisfied by the payment of cash or by allotment of fully/partly paid shares or partly in one way and partly in the other.

ISSUE OF SWEAT EQUITY SHARES

15.	Notwithstanding anything contained in Section 54 of the Act, the Company may issue Sweat Equity Shares, i.e. shares issued to Employees or Directors at a discount or for consideration other than cash for providing know-how or making available rights in the nature of intellectual property rights or value additions, by whatever name called, of a class of shares already issued if the following conditions are fulfilled:

(a)	The issue of Sweat Equity Shares is authorized by a Resolution passed by the Company in the General Meeting.

(b)	The Resolution specifies the number of shares, their current market price, consideration, if any and the class or classes of Directors or Employees to whom such equity shares are to be issued.

(c)	Not less than one year has at the date of the issue elapsed since the date on which the Company was entitled to commence business.

(d)	The sweat equity shares are issued in accordance with the regulations made by the Securities and Exchange Board of India in this behalf, if applicable.

CALLS ON SHARES

16.	The Board may, from time to time, subject to the terms on which any shares may have been issued and subject to the conditions of allotment, by a resolution passed at a meeting of the Board (and not by circular resolution) make such call as it thinks fit upon the members in respect of all moneys unpaid on the shares held by them respectively and each member shall pay the amount of every call so made on him to the person or persons and at the times and places appointed by the Board. A call may be made payable by instalments. A call shall be deemed to have been made at the time when the resolution authorising such call was passed at a meeting of the Board.

17.	Thirty days notice in writing of any call shall be given by the Company specifying the time and place of payment and the person or persons to whom such call shall be paid.

18.	If any member fails to pay call on the day appointed for payment thereof the Directors may at any time thereafter, serve a notice on him requiring him to pay the call with any interest which may have accrued. The notice shall name a further day (not earlier than the expiration of 14 days from the date of notice) on or before which payment is required by the notice to be and shall state that in the event of non-payment on or before the time appointed, the share in respect of which the call was made will be liable to be forfeited.

19.	On the trial or hearing of any action or suit brought by the Company against any Member or his representatives for the recovery of any money claimed to be due to the company in respect of his shares, it shall be sufficient to prove that the members in respect of whose Shares the money is sought to be recovered, appears entered in the Register of Members as the holder, at or subsequently to the date at which the money sought to be recovered is alleged to have become due on the shares in respect of which such money is sought to be recovered; that the resolution making the call is duly recorded, in the minute book, and that notice of such call was duly given to the member or his representatives sued in pursuance of these Articles and it shall not be necessary to prove the appointment of the Directors who made such call, nor that a quorum of the Directors was present at the Board Meetings at which any call was made, was duly convened or constituted, nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive of the debt.

20.	The joint-holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

21.	The Board may, from time to time at its discretion, extend the time fixed for the payment of any call and may extend such time as to all or any of the members who from residence at a distance or other cause, the Board may deem fairly entitled to such extension, but no member shall be entitled to such extension save as a matter of grace and favour.

22.	If any member fails to pay any call due from him on the day appointed for payment thereof, or, any such extension thereof as aforesaid, he shall be liable to pay interest on the same from the day appointed for the payment thereof to the time of actual payment at such rate as shall from time to time be fixed by the Board but not exceeding 24% but nothing in this Article shall render it obligatory for Board to demand or recover any interest from any such Member.

23.	Any sums, which by terms of issue of a share become payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Articles be deemed to be call duly made and payable on the date on which by the terms of issue the same become payable and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

24.	The Board may, if thinks fit, agree to and received from any Member, willing to advance the same, all or any part of the amounts of his shares beyond the sums actually called up; and upon the money so paid in advance, or upon so such thereof from time to time at any time thereafter as exceeds the amount of the calls then made upon and due in respect of the shares on account of which such advances are made, the Board may pay or allow interest at such rate not less than 15% as the Member paying the sum in advance and the Board agree upon. The Board may agree to repay at any time any amount so advanced or may at any time repay the same upon giving to the Member three month's notice in writing. Money paid in advance of calls shall not in respect thereof confer a right to dividend or to participate in the profits of the Company.

FORFEITURE OF SHARES

25.	If any member fails to pay any call or instalment of a call on or before the day appointed for the payment of the same or any such extension thereof as aforesaid, the Board may, at any time, thereafter, during such time as the call or instalment remains unpaid, give notice to him requiring him to pay the same together with any interest that may have accrued by reason of such non- payment

26.	The notice shall name a day (not being less than fourteen days from the date of the notice) and place or places on and at which such call or instalment and such interest thereon at such rate not exceeding 9 percent per annum as the Directors shall determine from the day on which such call or instalment ought to have been paid are to be paid. The notice shall also state that, in the event of the non-payment at or before the time and at the call was made or instalment is payable, will be liable to the forfeited.

27.	If the requirement of any such notice as aforesaid were not complied with, every or any share in respect of which such notice has been given, may at any time thereafter before payment of all calls or instalments, interests be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared or any other moneys payable in respect of the forfeited share and not actually paid before the forfeiture.

28.	When any share shall have been so forfeited, notice of the forfeiture shall be given to the member in whose name it stood immediately prior to the forfeiture and an entry of the forfeiture with the data thereof, shall forthwith be made in the Register of Members, but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or to make any such entry as aforesaid.

29.	Any share so forfeited shall be deemed to be the property of the Company, and may be sold, re- allotted or otherwise dispose off, either to the original holder thereof or to any other person, upon such terms and in such manner as the Board shall think fit.

30.	The forfeiture of a share involves extinction at the time of the forfeiture, of all interests in and all claims and demands against the Company, in respect of the shares and all other rights incidental to the share, except only such of those rights as by these Articles are expressly saved.

31.	Upon any sale, re-allotment or other disposal under the provisions of the preceding Articles, the certificate or certificates originally issued in respect of the relative shares shall (unless the same shall on demand by the Company have been previously surrendered to it by the defaulting member) stand cancelled and become null and void and have no effect, and the Directors shall be entitled to issue a new certificate in respect or a said shares to the person or persons entitled thereto.

32.	The Board may at any time before any share so forfeited shall have been sold, re-allotted or otherwise disposed of, annual the forfeiture thereof upon such conditions as it thinks fit.

LIEN

33.	The Company shall have a first and paramount lien upon all the shares (other than fully paidup shares) registered in the name of each member (whether solely or jointly with others) and upon the proceeds of sale thereof for all moneys (Whether presently payable or not) called or payable at a fixed time in respect of such shares and no equitable interest in any shares shall be created except upon the footing and condition this Article will have full effect and such lien shall extend to all dividends and bonuses from time to time declared in respect of such shares. Unless otherwise agreed the registration of a transfer of shares shall operate as a waiver of the Company's lien if any on shares. The Directors may at any time declare any shares wholly or in part to be exempt from the provisions of this clause.

34.	The shares of any member who is indebted to the Company may be sold by resolution of the Directors, to satisfy the Company's lien thereof, and be transferred to the purchaser without the consent and not withstanding any opposition on the part of the indebted member and complete title to the share of any such member which shall be sold and transferred against indebted member and all persons claiming under him whether he may be indebted to the company in fact or not and thereupon, the point of the purchaser shall be deemed to be the holder of such shares discharged from all dues and calls made prior to such purchase, and shall not be bound to see to the application of the purchase money nor his titles to the shares be affected by any irregularity or invalidity in the proceedings with reference to the sale.

35.	No sale however shall be made under Article 36 unless any part of the debt in respect of which the lien exists is presently payable. Further such right of sale shall not be exercised until the expiry of 14 days after the service of the notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists, has been served to the registered holder for the time being of shares or the person entitled by reason of his death or insolvency, to the shares.

36.	The net proceeds of any such sale shall be applied in or towards satisfaction of such debt, liabilities and engagements in respect of which the lien exists and the residue, if any, be paid (subject to like lien for sum not presently payable as existed upon the shares prior to the sale) to such members or his representatives or to the persons entitled to the share at the time of the sale.

INCREASE OF CAPITAL

37.	The Company at its General Meeting may, from time to time, by an ordinary resolution increase the capital by the creation of new shares, such increase to be of such aggregate amount and to be divided into shares of such respective amounts as the resolution shall prescribe.

The new shares shall be issued upon such terms and conditions and with such rights and privileges annexed thereto, as the resolution shall prescribe and in particular, such shares may be issued with a preferential or qualified right to dividends and in the distribution of the assets of the Company, and with a right of voting at General Meetings of the Company in conformity with Sections 108 and 109 of the Act. Whenever the Capital of the Company has been increased under the provisions of this Article, the Directors shall comply with provisions of Section 64 of the Act.

38.	Except so far as otherwise provided by the conditions of issue or by these presents, any capital raised by the creation of new shares, shall be considered as part of the existing capital and shall be subject to the provisions herein contained, with reference to the payment of calls and instalments, forfeiture, lien, surrender, transfer and transmission, voting and otherwise.

REDUCTION OF CAPITAL

39.	Subject to the confirmation of the National Company Law Tribunal, the Company may from time to time by special resolution and in any manner authorised by law reduce its share capital in any way and in particular and without prejudice:

a)	Extinguish or reduce the liability on any of its shares in respect of the share capital not paid up.

b)	Either with or without extinguishing, reducing liability on any of its shares, cancel any paid- up share capital which is lost, or is unrepresented by-available assets; or

c)	Either with or without extinguishing, or reducing liability on any of its shares, cancel any paid up capital which is in excess of the wants of the Company and may if and so far as if necessary alter its memorandum by reducing the amount of its share capital and of its shares accordingly.

40.	Subject to the provisions of Section 61 of the Act, the Company in General Meeting may by an ordinary resolution from time to time, subdivide or consolidate its shares, or any of them, and the resolution whereby any share issued divided, may determine that, as between the holders of the shares resulting from such subdivision one or more of such shares have some preference or special advantage as regards dividend, capital or otherwise over as compared with the others or other. Subject as aforesaid the Company in General Meeting may by an ordinary resolution also cancel shares which have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

41.	Whenever the capital, by reason of the issue of preference shares or otherwise, is divided into different classes of shares, all or any of the rights and privileges attached to each class may subject to the provisions of Section 48 of the Act, be modified, commuted, affected or abrogated, or dealt with by agreement between the Company and any person purporting to contract on behalf of that class, provided such agreement is ratified in writing by holders of atleast three fourths in nominal value of the issued shares of the class or if confirmed by a special resolution passed at a separate General Meeting of the holders of shares of that class.

42.	(a) Where at any time, it is proposed to increase the subscribed capital of the Company by allotment of further shares, then such further shares, shall be offered to the equity shares of the Company, in proportion, as nearly as circumstances admit, to the capital paid-up on those shares at that date, such offer shall be made by a notice specifying the number of shares offered and limiting a time not being less than 15 days and not exceeding 30 days from the date of the offer within which the offer, if not accepted will be deemed to have been declined. After the expiry of the time specified in the notice aforesaid or on receipt of earlier intimation from the person to whom such notice is given that he declines to accept the shares offered, the Board may dispose off them in such manner which is not dis- advantageous to the shareholders and the Company.

(b)	Notwithstanding anything contained in the preceding sub-clause, the Company, may

i)   by a special resolution issue further shares to any person, and such person or persons may not include the persons who at the date of the offer are the holders of the equity shares of the Company.

(c)  Notwithstanding anything contained in sub-clause (a) above, but subject, however, to Section 62(3) of the Act, the Company may increase its subscribed capital on exercise of an option attached to the debentures issued or loans raised by the Company to convert such debentures or loans into shares in the Company.

TRANSFER & TRANSMISSION OF SHARES

43.	The Company shall keep a "Register of Transfers" and therein shall be fairly and distinctly entered particulars of every transfer and transmission of any shares.

The instrument of transfer of any share shall be in writing and all the provisions of Section 56 of the Act and of any statutory modification thereof for the time being shall be duly complied with in respect of all transfers of shares and registration thereof. Every instrument of transfer of shares shall be in accordance with and in the form prescribed under the Act or the Rules made thereunder.

Every such instrument of transfer shall be executed both by the Transferor and the Transferee and attested and the transferor shall be deemed to remain the holder of such shares until the name of the transferee shall have been entered in the Register of Members in respect thereof.

44.	The Board shall have power, on giving previous notice of a sufficient number of days as prescribed under the applicable laws from time to time by advertisement in a newspaper circulating in the district in which the registered office of the Company is situated, to close the Transfer Books, the Register of Members or Register of Debenture Holders at such time or times and for such period or periods, but not exceeding the number of days as may be prescribed under applicable laws from time to time, as may seem expedient.

45.	Subject to the provisions of Section 58 of the Act and Section 22(A) of the Securities Contracts (Regulation) Act, 1956, the Board, without assigning any reason for such refusal, may within one month from the date of which the instrument of transfer was delivered to the Company, decline to register any transfer of shares and in the case of shares not fully paid up, may refuse to register a transfer to a transferee of whom they do not approve. If the Board refuses to register the transfer of any shares the Company shall within one month from the date on which the instrument of transfer was lodged with the Company send to the transferee and the transferor notice of the refusal provided that registration of transfer shall not be refused on the ground of the transferor being either alone or jointly with any other person or persons indebted to the Company on any account whatsoever except a lien on the shares.

46.	Where in the case of partly paid shares an application for registration is made by the transferor, the Company shall give notice of the application to the transferee in accordance with the provisions of section 56 of the Act.

47.	In the case of death of any or more the persons named in the Register of Members as the joint holder of any shares, the survivors shall be the only persons recognised by the Company as having any title or interest in such share, but nothing herein contained shall be taken to release the estate of a deceased joint holder from any liability on shares held by him jointly with any other person.

48. The executors or administrators or holders of Succession Certificate or the legal representatives of deceased member (not being one or two of joint holders) shall be the only person recognised by the Company as having any title to the shares registered in the name of such member, and the Company shall not be bound to recognise such executors or administrators or holders of a Succession Certificate or the legal representatives unless such executors or administrators or legal representatives shall have first obtained probate or Letter of Administration or Succession Certificate, as the case may be, from a duly constituted Court in the Union of India and a clearance certificate from the Estate Duly Authorities provided that in case where the Board in its absolute discretion, thinks fit, the Board may dispense with production of probate or Letter of Administration or Succession Certificate, upon such terms as to indemnify or otherwise as the Board in its absolute discretion may think necessary and under these Articles register the name of any person who claims to be absolutely entitled to the shares standing in the name of a deceased member, as a member .

49.	No share shall in any circumstances be transferred to any insolvent or person of unsound mind.

50.	Subject to the provisions of Articles 48 and 49, any person becoming entitled to shares in consequence of the death, lunacy, bankruptcy, or insolvency of any members, or by any lawful means other than by a transfer in accordance with these Articles may, with the consent of the Board (which it shall not be under any obligation to give), upon producing such evidence that he sustains the character in respect of which he proposes to act under this Article, or of his title, as the Board thinks sufficient, either by registering himself as the holder of the shares or elect to have some person nominated by him and approved by the Board registered as such holder, provided, nevertheless, if such person shall elect to have his nominee registered he shall testify that election by executing in favour of his nominee an instrument of transfer in accordance with the provisions, herein contained, and until he does so, he shall not be freed from any liability in respect of shares.

51.	A person entitled to a share by transmission shall, subject to the right of Directors to retain such dividend or money as hereinafter provided be entitled to receive, and may give a discharge for any dividends or other moneys payable in respect of the share.

52.	The Company shall incur no liability or responsibility whatever in consequence of its registering or giving effect to any transfer of shares made or purporting to be made by any apparent legal owner thereof (as shown or appearing in the Register of Members) to the prejudice of persons having or claiming any equitable right, title or interest to or in the said shares, notwithstanding that the Company may have had notice of such equitable right, title or interest or notice prohibiting registration of such transfer, and may have entered such notice, or referred thereto in any book of the Company, and the Company shall not be bound or required to regard or attend or give effect to any notice which may be given to it of any equitable right, title or interest or be under any liability whatsoever for refusing or neglecting to do, though it may have been entered or referred to in some book of the Company; but the Company shall nevertheless be at liberty to regard and attend to any such notice; and give effect thereto if the Board shall so think fit.

53.	No charge be made by the Company for registration of transfers of its shares and debentures.

NOMINATION OF SHARES

54.   (a) Notwithstanding anything contained hereinabove, every shareholder of the Company may at any time, nominate, in the prescribed manner, a person to whom his shares in the Company shall vest in the event of his death

(b)	Where the shares in the Company are held by more than one person jointly, the joint holders may together nominate, in the prescribed manner, a person to whom all the rights in the shares in the company, shall vest in the event of death of all the jointholders

(c)	Notwithstanding anything contained in any other law for the time being in force or in any deposition, whether testamentary or otherwise, in respect of such shares in the Company, where a nomination made in the prescribed manner purports to confer on any person the right to vest the shares in the Company, the nominee shall, on the death of the shareholder or as the case may be, on the death of the joint holders become entitled to all the rights in such shares, to the exclusion of all other persons, unless the nomination is varied or cancelled in the prescribed manner.

(d)	Where the nominee is a minor, it shall be lawful for the holder of the shares, to make the nomination to appoint in the prescribed manner, any person to become entitled to shares in the Company, in the event of his death, during the minority.

DIRECTORS

55.	The Company shall have not less than three and not more than fifteen Directors including the nominated, technical, special, additional, debenture Directors, if any, and also including any other kind of Director on the Board.

56.	Any person whether member of the Company or not may be appointed as a Director and no qualification by way of shareholding be required from any Director.

57.	The Company shall appoint such number of directors as Independent Directors as may be required under the provisions of the Act and rules thereunder, if applicable. The candidates to be appointed as Independent Director shall hold such qualifications and shall comply with such conditions as may be prescribed under the Act.

58.	The Company shall appoint such number of women directors as may be required under the provisions of the Act and rules thereunder.

59.	The Board may appoint a person, not being a person holding any alternate directorship for any other director in the Company, or holding directorship in the same company, to act as an alternate director for a director during his absence for a period of not less than 3 (three) months from India. The alternate shall automatically vacate office upon the earlier of (a) the return of the original director to India, and (b) completion of the tenure of the director to whom he is an alternate. No person shall be appointed as an alternate director for an independent director unless he is qualified to be appointed as an independent director under the provisions of this Act.

60.	In case the Union Government or any State Government or any Financial Institution grants loans, renders any other form of financial assistance or accepts participation in the capital of the Company, such Government or Financial Institution shall, if the agreement between it and the Company so provides be entitled to nominate its representation or representatives on the Board of Directors. Such Directors shall cease to be Directors upon repayment of such loan, their ceasing to be interested in the Company in any fiduciary capacity or the expiry of the term stipulated in the agreement for termination of such rights of nomination. Such nominating body may, from time to time remove its nominees and appoint another nominee or nominees in their place and while holding such office such nominees shall be liable to retirement by rotation.

61.	The nominee Directors appointed by the Financial Institutions shall not be liable to retire by rotation.

62.	If any Director appointed by the Company in General Meeting vacates office as Director before his term of office will expire in the normal course, the resulting casual vacancy may be filled up by the Board at a meeting of the Board of Directors but any person so appointed shall retain his office so long as the vacating Director would have retained the same if no vacancy had occurred, provided that the Board of Directors may not fill such a vacancy by appointing thereto any person who has been removed from the office of Director under Section 169 of the Act.

63.	Each Director shall be paid out of the funds of the Company as sitting fees for such sums as may be decided by the Board of Directors, not exceeding the sums prescribed under the applicable laws from time to time, for every meeting of the Directors or any Committee thereof at which he shall be present in person, besides travelling, boarding, lodging and other expenses.

64.	Subject to the provisions of Section 197 of the Act, and other applicable provisions, the Company shall have the power to pay consulting charges/fees to non-executive directors in consideration for professional services rendered by them to the Company.

65.	(a) Subject to the provisions of Section 188 of the Act, if any Director shall be appointed to advice the Directors as an expert or be called upon to perform extra services or make special exertions for any of the purposes of the Company the Directors may pay to such Director such special remuneration as they think fit which remuneration may be in the form of either salary, commission or lumpsum and may either be in addition to or in substitution of the remunerations specified in the last preceding Article.

(b)	Subject to provisions of the Act the Board of Directors may employ from time to time any Directors to perform any work or supply goods required by the Company or to serve the Company in any professional capacity or in any other capacity or character and may remunerate him for such work or goods or services as they may think proper and may enter into contracts with him for the purpose aforesaid, but no Directors shall vote at any Directors' meeting upon and question affecting his own employment as aforesaid or any other contract relating thereto provided also that the Directors shall disclose their interest as required by the provisions of Sections 184 and 188 of the Act.

66.	The Directors shall have power from time to time, to appoint any other person to be Directors, provided the total number of Directors shall not at any time exceed the maximum number fixed as above. But any Directors so appointed shall hold office only until the next following Annual General Meeting of the Company and shall then be eligible for re-election.

67.	The Company may, by ordinary resolution, remove an ordinary Director other than a Director appointed by the Central Government in pursuance of section 161, before the expiry of his period of office and fill up the vacancy thus created in the manner and subject to the provisions of Section 169 of the Act.

68.	The Directors may elect one of themselves to the office of the Chairman of the Board of Directors. The Chairman so appointed shall preside over all the meetings of the Board and the General Meetings during the tenure of office.

69.	At the Annual General Meeting of the Company to be held in every year one third of such Directors are liable to retire by rotation for the time being or, if their number is not three or multiple of three, then the number nearest to one third shall retire from office and they will be eligible for re-election.

70.	If at any Annual General Meeting at which an election of Directors ought to take place, the place of any retiring Director is not filled up, he shall if willing to continue in office until the Annual General Meeting in the next year and so on from year until his place is filled up, unless it shall be determined at such meeting (on due notice) to reduce the number of Directors in office.

71.	The Directors to retire in every year shall be those who have been longest in office since their last election, but as between persons who become Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot.

72.	Subject to the provisions of Sections 184, 188, 189 and 190of the Act, the Directors shall not be disqualified by reason of his or their office as such from contracting with the Company either as vendor, purchaser, lender, agent, broker, lessor or otherwise nor shall any such contract or arrangement entered into by or on behalf of the Company with such Director or with any Company or partnership in which he shall be a member or otherwise interested be avoided nor shall any Director so contracting or being such member or so interested be liable to account to the Company for any profit realised by such contract or arrangement by reason only of such Director holding that office or of fiduciary relation thereby established but the nature of the interest must be disclosed by him or them at the meeting of Directors at which the contract or arrangement is determined if the interest then exists or in any other case at the first meeting of the Directors after the acquisition of the interest.

MEETING OF BOARD OF DIRECTORS

73.	A Director from time to time or a Managing Director upon the request of any Director shall convene the meeting of the Board. All Meetings of the Board of Directors of the Company shall unless and otherwise determined by the Board, be held at the Registered Office. The quorum for a Board Meeting shall be two Directors or one third of the total strength (any fraction contained in one third being rounded off as one) whichever is higher.

74.	The Directors may meet together as a Board from time to time and shall hold a minimum number of four meetings of its Board of Directors every year in such a manner that not more than one hundred and twenty days shall intervene between two consecutive meetings of the Board. The Directors may adjourn and otherwise regulate their meetings as they think fit.

75.	Save with the consent in writing of all the Directors, reasonable notice, in writing, shall be given of every meeting of the Board to every Director for the time being in India, and at his usual address in India to every other Director. Notice of the date of such meeting shall also be given by cable/electronic mail to every Director not for the time being in India. Provided that a meeting of the Board may be called at shorter notice to transact urgent business subject to the condition that at least one independent director, if any, shall be present at the meeting.

76.	Save as otherwise expressly provided in the act, a resolution in writing circulated in draft together with all necessary papers and signed by all or a majority of the members of the Board of Directors or of a Committee thereof for the time being entitled receive notice of a meeting of the Board or Committee shall be as valid and effectual as if it had been passed at a meeting of the Board or Committee duly convened and held. In the event of the signature of anyone or more of the Directors to any such of resolution being affixed on different dates the said resolution shall unless otherwise stated therein be deemed to be passed on the date of signature of the Director signing last.

77.	The Company shall have the power to hold Board or Committee Meetings through the means of video, web, teleconferencing or other electronic means and also allow Directors to participate in the Board or Committee meetings through the means of video, web, teleconferencing or other electronic means subject to the applicable provisions, if any, of the Act and other regulatory provisions, if any, and all relevant articles dealing with Board or Committee meetings shall be read mutatis mutandis.

POWERS OF THE BOARD

78.	The business of the Company shall be managed by the Directors who may pay all expenses incurred in getting up and registering the Company and may exercise all such powers of the Company as are not by the Act or any statutory modifications thereof for the time being in future or by these Articles, required to be exercised by the Company in General Meeting subject nevertheless, to any regulation of these Articles or the provisions of the said Act, and to such regulations being not inconsistent with the aforesaid regulations or provisions as may be prescribed by the Company in General Meeting, but no regulations made by the Company in General Meetings shall invalidate and prior of the Directors which would have been valid if that regulation had not been made.

79.	The Board shall have power to appoint servicing consultants and agents for purchase and sale of goods required for manufacture by the Company on such terms and conditions as to period, remuneration, commission etc., and they may deem fit subject to the relevant provisions of the Act.

80.	Subject to the provisions of Section 179 of the Act, the Directors may delegate any of their powers to a committee consisting of such member or members of their body as they think fit, or to any category of managerial personnel or pay any principal officer of the Company or to principal officer of the Branch office of the Company. Any such committee or delegates shall, in exercise of the powers so delegated, conform to any regulations that may from time to time be imposed on them by the Directors.

81.	Without prejudice to the General powers conferred by the proceedings, Articles and powers conferred by these Articles and subject to the provisions of Act, the Board of Directors shall have the following powers, that is to say:

a)	To pay the costs, charges and expenses preliminary and incidental to the promotion, establishment and registration of the Company.

b)	At their discretion to pay for any property rights, privileges acquire by, or in shares, bonds, debentures or other securities of the Company and any such shares may be issued either as fully paid up or with such amount credited as paid up thereon as may be agreed upon subject always to the liability of all share holders in regard to the debts of the Company and any such bonds, debentures, or other securities may be either specifically charged upon all or any part of the property of the Company and its uncalled capital or not so charged.

c)	To take on lease, purchase or otherwise acquire for the Company, any property right or privileges, which the Company is authorised to acquire, at such price and generally on such terms and conditions as they may think fit.

d)	To appoint any persons or person to hold in trust for the Company, property belonging to the Company or in which it is interested or for any other purposes and to execute all such instruments and to do all such things as may be necessary or requisite in relation to any such trust.

e)	To sell, let, exchange or otherwise dispose of absolutely or conditionally any part of the property, privileges and undertakings of the Company upon such terms and conditions and for such consideration as they may think fit.

f)	To appoint and at their discretion remove or suspend such agents, managers, secretaries for permanent, temporary or special service as they may from time to time think fit and to determine their powers and duties and fix their salaries or emoluments and to require securities in such instances and to such amounts as they think fit and generally to provide for the management of the Company in different parts of India or outside in any countries and to establish and maintain branch offices.

g)	To buy or procure the supply of all article goods, merchandise and other moveable property required for the purpose of the Company and to sell them.

h)	To appoint any person or persons to be Attorneys of the Company for each purpose, and with powers, authorities and discretions not exceeding those vested in or exercisable by the Board and for such periods and subject to such conditions as the Board from time to time think fit.

i)	To enter into, carry out, rescind or vary financial arrangement with any banks, persons or corporations for or in connection with the Company's business affairs and pursuant to or in connection with such arrangements to deposit, pledge or hypothecate any property of the Company and to execute and register any document relating to the same.

j)	To make and give receipt, realise and other discharges for money payable to the Company and for the claims and demands of the Company.

k)	To compound and allow time for the payment or satisfaction of any debts due to or by Company and any claim or and demand by or against the Company and to refer matters to arbitration and observe and perform the awards.

I)	To sign, draw, accept, endorse and negotiate and discount, for and on behalf of the Company, all such cheques, bills of exchange, promissory notes, hundies, drafts, government and other securities and all other documents, whether negotiable or otherwise as shall be normal in or for carrying on the affairs of the Company.

m)	To institute, prosecute, defend, compromise or abandon any legal proceedings by or against the Company or its officers or otherwise concerning affairs of the Company.

n)	To invest and deal with any of the moneys of the Company not immediately required for the purpose thereof upon such securities in investments and in such manner as they may think fit, and from time to time to vary or realise such securities and investments.

o)	To enter into negotiations and contracts and to rescind or vary all such contracts and to do all acts, deeds and things in the name and on behalf of the Company as they consider expedient for or in relation to any of the matters aforesaid or otherwise for the purpose of the Company.

p)	To make and repeal, from time to time bye-laws for the regulations of the business of the Company, its officers and servants.

q)	To deposit money on security or otherwise with other persons or company or companies, whether Banking Company or not, and to invest any funds of the Company that are not required for the time being for the general purpose of the Company in such investments (other than the share of the Company) as may be thought proper and to hold, exchange, sell, vary and dispose off or deal with any of the investments of the companies as may be deemed expedient.

r)	To give credit or deal upon credit with or without security with any persons, including a member of the Company of such amount upon such terms and conditions as they shall think fit.

s)	To call any General Meeting of the Company to transact such business as is mentioned in the notice convening the meeting.

t)	To exercise and to carry into effect any or all of the objects and powers mentioned or referred to in the Memorandum of Association.

BORROWING POWERS

82.	The Directors may from time to time at their discretion raise or borrow or secure the payments of any sum or sums of money for the purpose of Company's business and may secure the payment for or repayment of such money by mortgage or charge upon the whole or any part of the assets and property of the Company (present and future) including its uncalled and unpaid capital.

83.	Subject to aforesaid, any bonds, debenture stock or other securities issued by the Company shall be under the control of Directors who may issue them upon such terms and conditions and in such manner and for such consideration as they shall consider to be for the benefit of the Company.

84.	The Directors may at any time pay or agree to pay to any person, commission which may represent a share in the profits of the Company or in any other manner either in a lumpsum or in yearly, half-yearly or quarterly instalment, in consideration of his guarantee, to Debenture Holders or other creditors on behalf of the Company the payments on the face value of the Debentures or other liabilities. Such commission will be payable only out of the profits of the Company.

85.	Subject to the provisions of Section 73 of the Act and the rules made thereunder the Directors may receive deposits merely for the purpose of financing the business of the Company bearing interest at such rates as the Directors may fix which may be made payable monthly, quarterly, half-yearly or at the beginning or the end of the term for which the sums are borrowed.

86.	If the Director or any other person shall become personally liable, for payment of any such primarily due from the Company, the Directors may execute or cause to be executed any mortgage, charge or security over the whole or any part of assets of the Company by way of indemnity to secure of the Directors or persons so-becoming liable as aforesaid for loss in respect of such liability.

MANAGING DIRECTOR, MANAGER AND SECRETARY

87.	(A) MANAGING DIRECTOR

Subject to the provisions of the Act, the Directors from time to time entrust to and confer upon the Managing Director or Managing Directors for the time being such of the powers exercisable under these presents by the Directors as they may think fit, and may confer such powers for such time, and to be exercised for such objects and purposes upon such terms and conditions with such restrictions as they think expedient and they may confer such powers either collaterally with or the exclusion of, and in substitution for all or any of the powers of the Director in that behalf, and may from time to time withdraw, revoke, alter or vary all or any of such powers.

(B)	MANAGER

Subject to the provisions of Section 196 and any other applicable Sections of the Act, the Board shall have the power to appoint a Manager upon such terms and conditions as the Board thinks fit.

(C)	SECRETARY

Subject to the provisions of the Act, from time to time, appoint for such term and at such remuneration and upon such conditions as it may think fit and its discretion, remove any individual (hereinafter called "the Secretary") who shall have such qualifications as may be prescribed under the Act, to perform such duties and functions, which by the Act or otherwise are to be performed by the Secretary of the Company and to execute any other duties and functions which may, from time to time, be assigned to the Secretary by the Board or the Managing Director.

Subject to the provisions of the Act, a Director may be appointed as Secretary. Any provisions of the Act or these regulations requiring or authorising a thing to be done by a Director and the Manager or Secretary shall not be satisfied by its being done by the same person acting both as Director and as or in the place of the Manager or the Secretary.

GENERAL MEETING

88.	The Company shall comply with the provisions of Sections 96 to 109 of the Act or statutory modifications thereof in the calling and conduct of meetings.

89.	1) All General Meetings of the Company may be convened by giving not less than 21 days clear notice in writing or through electronic mode in such manner as may be prescribed. A General Meeting may be called after giving a shorter notice than that specific under subclause (I) if consent is accorded thereto in the case of Annual General Meeting by 95% of the members entitled to vote thereat and in the case of any other meeting by majority of members of the Company holding not less than 95% of such part the paid up capital of the Company, as given right to vote at the meeting.

a)	Every notice of meeting of the Company shall specify the place, date and the hour of General Meeting shall contain a statement of the business to be transacted thereunder. very Annual General Meeting shall be called on a day which is not a National holiday, and shall be held during the business hours at the registered office of the Company or at any other place in the city, in which the registered office is situated and the notice calling for such meeting shall specify it as the Annual General Meeting.

b)	The Company may subject to the provisions of section 110 of the Act and the rules thereunder as amended from time to time pass such resolution(s) as required to be passed in accordance with provisions of the said Act and Rules thereunder by Postal ballot instead of transacting the business at the General Meeting. Such resolution, if assented to by the majority of the shareholders by postal ballot, shall be deemed to have been passed at the General Meeting convened in that behalf.

90.	The Board may, whenever it thinks fit call General Meetings and General Meeting other than Annual General Meeting shall be an Extraordinary General Meeting.

The Board shall on the requisition of members convene any Extraordinary General Meeting of the Company in the circumstances and in the manner provided under section 100 of the Act.

91.	Save as otherwise provided herein, the quorum for the general meetings shall be as provided in section 103 of the Act and no business shall be transacted at any General Meeting unless the requisite quorum is present at the commencement of meeting. If within half an hour from the time appointed for a meeting a quorum is not present, the meeting, if called upon the requisition of members, shall be dissolved, in any other case, it shall stand adjourned to the same day in the next week at the same time and place and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the members present shall constitute the quorum.

VOTES OF MEMBERS

92.	Notwithstanding anything contrary contained in the Articles of Association of the Company may, in pursuance of and subject to compliance of provisions of applicable rules, regulations, circulars, guidelines, notifications etc. as may be specified by the Ministry of Corporate Affairs (MCA), Securities & Exchange Board of India (SEBI), Stock Exchanges of any competent authority and the provisions, if any, which may be laid don in this regard by any amendment in or re-enactment of the Companies Act, or by the rules, regulations made thereunder or the Listing Agreement with Stock Exchange, from time to time, allow the member(s) of the Company to participate in the General Meeting (s) of the members through any type of electronic mode like video conferencing etc. and the members so participating shall be deemed to be present in such General Meeting (s) for the purpose of the quorum, voting, recording and all other relevant provisions in this regard. Preference shareholders shall have right to vote in accordance with the provisions of Section 47 of the Act.

93.	Chairman, if any, of the Board of Directors shall preside as Chairman at every General Meeting of the Company. If there is no such Chairman or if at any Meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as Chairman, the members present shall choose another Director as Chairman, and if no Director be present or if all the Directors decline to take the Chair, then the members present shall choose someone of their number to be Chairman.

94.	If a poll is duly demanded, it shall be taken in such manner as the Chairman directs and the results of the poll shall be deemed to be the decision of the meeting on the resolution in respect of which the poll was demanded.

95.	In the case of equal votes, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or a casting vote.

96.

a)	On a poll, every member holding equity shares therein shall have voting rights in proportion to his share of the paid-up Equity Share Capital.

b)	On a poll, a member having more than one vote, or his proxy or other person entitled to vote for him need not use all his votes in the same way.

97.	In the case of joint holders the vote of the first named of such joint holders who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders.

98.	On a poll, votes may be given either personally or by proxy.

99.	No member shall be entitled to vote at any General Meeting unless all calls or other sums presently payable by him have been paid, or in regard to which the Company has lien and has exercised any right of lien.

ACCOUNTS

100.	Books of accounts shall be kept at the registered office of the Company and at such other place in India as the Directors may think fit.

101.	The Directors shall, from time to time, determine whether and to what extent and at what times and places and under what condition or regulation the accounts and books of the Company or any of them shall be open to inspection of members not being Directors, No member (not being a Director) shall have any right to inspect the same, except as provided by the Act, or authorised by the Board of Directors, or by any resolution of the Company in General Meeting.

AUDIT

102.	Once atleast in every year the account of the Company shall be examined, and the correctness thereof and of the Balance Sheet and Profit and Loss Account, ascertained by one or more Auditor or Auditors.

103.	As regards the appointment and remuneration, qualification and disqualification, removal, powers, rights and duties of Auditors, the Directors and the Auditors shall have regard to Sections 139 and 140 of the Act.

104.	Every account of the Company when audited and approved by a General Meeting shall be conclusive, except so far as regards any error discovered therein before or at the audit of the then next account, and whenever such error is discovered within that period the account shall be forthwith corrected and hence forth shall be conclusive.

CAPITALISATION OF PROFITS

105.	1) The Company in General Meeting may, upon the recommendation of the Board resolve;

a)	That it is desirable to capitalise a part of the amount for the time being standing to the credit of the Profit and Loss Account, or otherwise available for distributions and

b)	That such sum be accordingly set free for distribution in the manner specified in clause two among the members who would have been entitled thereto, if distributed by way of dividend and in the same proportions.

2)	The sum aforesaid shall not be paid in case, but shall be applied to the provisions contained in clause three either in or towards;

a)	Paying up any amounts for the time being unpaid on any shares held by such members respectively,

b)	Paying up in full, unissued shares or debentures of the Company to be allotted and distributed, credited as fully paid up amongst such members in the proportions aforesaid or

c)	Partly in the way specified in sub-clause (a) and partly in sub-clause (b).

3)	A share premium account and a capital redemption reserve account may for the purpose of this Articles only be applied in paying up unissued shares to be issued to the members of the Company as fully paid bonus shares.

4)	The Board shall give effect to the resolution passed by the Company in pursuance of these Articles.

COMMON SEAL

106.	The Directors, shall provide a Common Seal of the Company shall be kept in safe custody. The Board shall have powers from time to time, to destroy the seal and substitute a new seal in lieu thereof.

107.	Subject to the provisions of the Act and the Companies (Share Capital and Debentures) Rules, 2014, the Common Seal of the Company shall be affixed to any instrument with express authority, of a resolution passed by the Board of Directors, for affixing the seal, in the presence of at least one of the Directors along with either the Secretary or any official duly authorised by the Board of Directors and that Director and the Secretary, or the Authorised Signatory shall sign every instrument to which the Common Seal is so affixed in their presence.

INDEMNITY

108.	Every Director, Secretary or Officer, of the Company or any person (whether an officer of the Company or not) employed by the Company as Auditor shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, Secretary or Officer or Auditor in defending a proceeding whether civil or criminal in which judgement is given in his favour or in which he is acquitted or in connection with any application u/s 463 of the Act in which relief is granted to him by the Court.

109.	No Director, Secretary, Auditor or other officer of the Company shall be liable for the acts, receipts, neglects, defaults of any other Director, Auditor or other officer for joining in any receipts or other acts for conformity or for any loss or expense happening to the Company through the insufficiency of title to any property acquired by order of the Director for or on behalf of the Company or for the insufficiency of deficiency of any security in or upon which any of his moneys of the Company shall be vested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any money, securities or effect shall be deposited, unless the same happens through his default or negligence.

DIVIDENDS

110.	The Company in Annual General Meeting may declare a dividend to be paid to the members according to their rights and interests in the profits and for the purpose of the equilisation of dividends any sums from time to time in accordance with these presents carried to the reserve, depreciation or other special funds, may be applied in payment thereof. The dividends so declared by the General Body shall not exceed the amount so recommended by the Directors.

111.	The Directors may, from time to time, pay to the Members such interim dividends as in their judgment the financial position of the Company justifies.

112.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividends all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect where of the dividend is paid but if and so long as nothing is paid upon any of the shares in the Company, dividends may be declared and paid according to the amounts of the shares.

113.	No dividends shall be payable except out of the profits of the year or any other undistributed profits, and no large dividend shall be declared than is necessary recommended by the Directors of the Company. The Directors in Annual General Meeting may declare a smaller dividend. Before declaring any dividend, the Company shall have regard to the provisions of Section 123 of the Act. Unclaimed dividend, if any, will be dealt as per the provisions of Section 125 of the Act and no unclaimed dividend shall be forfeited unless in accordance with law.

114.	The Directors may retain any dividends on which the Company has a lien and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists, subject to section 125 of the Act.

115.	Subject to the provisions of Insolvency and Bankruptcy Code, 2016, the assets of the Company may on its winding up be distributed pro-rata among the members in specie or in kind.

116.	Whenever any differences or disputes arise between the Company on one hand and any of the members or either their heirs, executors, administrators, assignors on the other hand, or between the members interest touching the true intent or construction or the incidents or consequences of these presents or the statutes or touching anything when or thereafter done, executed, omitted, re suffered in pursuance of these presents or of the statutes or touching any breach, or otherwise relating to the promises or to these presents or to any statute affecting the Company or to any of the officers of the Company every such difference of disputes shall be referred to the decision of two arbitrators of whom one shall be appointed by each of the parties to the dispute or difference. Such arbitration will be governed by the laws for the time being in force.

117.	No members shall be entitled to inspect the Company's books without the permission of the Directors to require discovery of or any information respecting any details of the company's trading or any matter which may be in the nature of a trade secret, or a secret process or trade mystery which is or may relate to the conduct of the business of the Company and which in the opinion of the Directors, it will not be expedient in the interests of the members of the Company to communicate to the public.

118.	To officers and authorised nominees of any financial institutions giving loan or any other form of financial assistance shall have a right to inspect the Factory, Documents, Registers, Books of accounts and other relevant statutory books and obtain copies and extracts from them during the normal working hours of the Company.

WINDING UP

119.	If the Company shall be wound up, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Act, divide amongst the members, in special or kind, the whole or any part of the assets of the Company, whether they shall consist of property of the some kind or not.

For the purpose aforesaid, the liquidator may set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members.

The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributries as the liquidator, with the like sanction, shall think fit but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

INSPECTION OF BOOKS OF ACCOUNTS AND REGISTERS

120.	Subject to the provisions of the Act, the Board shall from time to time determine whether and to what times and places and under what conditions or regulations the accounts, books and documents of the Company or any of them shall be open to the inspection of the members and no member (not being a Director) shall have any right of inspecting any account or books or documents of the Company except as conferred by statute or authorised by the Directors or by resolution of the Company in the General Meeting.

121.	Subject to the provisions of these Articles and the Act, no member shall be entitled to enter the property of the Company or to inspect or examine the Company's premises or properties of the Company without the permission of the Directors or to require discovery of or any information respecting any details of the company's trading or any matter which is or may be in the nature of a trade secret, mystery of trade, or secret process or of any matter whatsoever which may relate to the conduct of the business of the Company and which in the opinion of the directors it will be expedient in the interests of the Company to communicate.

SECRECY

122.	Every Director, Secretary, Auditor, or any other person employed in the business of the Company shall, if so required by the Board, before entering upon his duties, sign a declaration pledging himself to observe a strict secrecy respecting all transactions of the Company with the customers and the state of accounts with the individuals and in matters relating thereto and shall by such declaration pledge himself not to reveal any of the matters which may come to his knowledge in the discharge of his duties except when required to do so by the Board or by the law of the Country and except so far as may be necessary in order to comply with any of the provisions in these Articles contained.

123.	Subject to the Act and these Articles, no member or any other person (other than Director) shall be entitled to enter the premises of the Company or to inspect or examine the Company's premises or properties or the books of accounts of the Company without the permission of the Board of Directors of the Company for the time being or to require discovery of or any information respecting any details of the company's trading or any matter which is or may be in the nature of a trade secret, mystery of trade, or secret process or of any matter which may relate to the conduct of the business of the Company and which in the opinion of the Board will be expedient in the interests of the Company to disclose or communicate.

BUYBACK OF SHARES/SECURITIES

124.	Notwithstanding anything contained in these Articles of Association, the Company shall have the power to buyback its shares or other securities in accordance with the provisions of Section 68 of the Act from its existing shareholders or the holders of other securities on a proportionate basis or by purchase of the shares or securities issued to the employees of the Company pursuant to a scheme of stock options or sweat equity.

s No.	Name, Address, Description and Occupation of each subscriber	Signature of Subscribers	Signature, Name, Address. Description and Occupation of Witness

I witness the signatures
of all the Subscribers who
have subscribed in my
presence

At New Delhi
S/d
(A.K.Sood)

S/o Late Sh. V.P.Sood
P-48, South Extension-II

New Delhi-110 049
(Chartered Accountant)
M.No. 14372

1.	SHIVNADAR S/o Late Sh.5.S.Nadar, 44, Friends Colony, New Delhi-110 065 (Business)	Sd/- S S Nadar

2.	RAJENDRA SINGH PAWAR 5/o Col. Kanwal Singh M-190, Greater Kailash-II New Delhi-110 048 (Business)	Sd/- Rajendra Singh Pawar

3.	VIJAY KUMAR THADANI S/o Late Sh. H.B.Thadani S-223, Greater Kailash, New Delhi-110 048 (Service)	Sd/- Vijay Kumar Thadani

New Delhi     Dated : 28th day of April 1992